Exhibit 4.1

DISCOVER BANK
Master Servicer, Servicer and Seller
and
U.S. BANK NATIONAL ASSOCIATION
Trustee
on behalf of the Certificateholders
FIRST AMENDMENT TO AMENDED AND RESTATED
POOLING AND SERVICING AGREEMENT
dated as of November 3, 2004
and
GLOBAL AMENDMENT TO CERTAIN SERIES SUPPLEMENTS THERETO

DISCOVER CARD MASTER TRUST I

Dated as of
January 4, 2006

     This FIRST AMENDMENT TO AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT AND GLOBAL AMENDMENT TO CERTAIN SERIES SUPPLEMENTS THERETO (this “Amendment”), dated as of January 4, 2006, is entered into by and between DISCOVER BANK, a Delaware banking corporation (formerly Greenwood Trust Company), as Master Servicer, Servicer and Seller (“Discover Bank”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as Trustee (the “Trustee”).
          WHEREAS, Discover Bank and the Trustee entered into that certain Pooling and Servicing Agreement dated as of October 1, 1993, as amended, which was restated in its entirety by that certain Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2004, by and between Discover Bank and the Trustee, relating to Discover Card Master Trust I (the “Agreement”);
          WHEREAS, pursuant the Agreement, Discover Card Master Trust I has issued several Series of Investor Certificates, the specific terms of which are set forth, with respect to each Series, in a Series Supplement to the Agreement (references to any Series Supplement contained herein shall mean, as applicable, such Series Supplement incorporating subsequent amendments thereto); and
          WHEREAS, pursuant to subsection 13.01(a)(ii) of the Agreement, Discover Bank and the Trustee desire to amend Section 1.01 and subsection 4.03(e) thereof and amend certain Series Supplements to the Agreement in a manner that shall not adversely affect in any material respect the interests of the Holders of any Class of any Series currently outstanding.
          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:
          1. Definitions. Unless otherwise specified, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Agreement.
          2. Amendments to the Agreement and Series Supplements. Effective as of the date hereof:
          (A) Article I, Section 1.01 (“Definitions”) of the Agreement is amended by deleting the paragraph beginning “Additional Funds” in its entirety and replacing it with the following:
          “Additional Funds” shall mean zero.
          (B) Article IV, subsection 4.03(e) of the Agreement (“Additional Funds”) is deleted in its entirety.
          (C) The Series Term Sheet of each Series Supplement set forth on Exhibit A hereto is amended by deleting the phrase(s) “Initially, zero.” (or any phrase substantially similar thereto), in each case located across from each reference to “Amount of Additional Funds”, and replacing such phrase(s) with “Zero.”
          (D) The Series Term Sheet of each Series Supplement set forth on Exhibit A hereto is amended by deleting the phrase(s) “Initially zero, and may be increased pursuant to Section [___] hereto.” (or any phrase substantially similar thereto), in each case located across from each reference to “Series Yield Factor”, and replacing such phrase(s) with “Zero.”
          (E) The section entitled “Series Yield Factor” in each Series Supplement set forth on Exhibit A hereto (as specified in Exhibit A), is deleted in its entirety and replaced with the title “[Intentionally Omitted]”. The table of contents of each such Series Supplement is amended to reflect the amendment set forth in the preceding sentence.
          3. Effect Upon the Agreement. Except as specifically set forth herein, the Agreement and each Series Supplement set forth on Exhibit A shall remain in full force and effect and each is hereby ratified and confirmed.
          4. Incorporation by Reference. The provisions of Sections 13.04 (Governing Law), 13.07 (Severability of Provisions), 13.10 (Further Assurances), 13.12 (Counterparts) and 13.13 (Third Party Beneficiaries) of the Agreement shall be incorporated into this Amendment, mutatis mutandis, as if references to “this Agreement” and “Series Supplements” in the Agreement were references to this Amendment and the Series Supplements set forth on Exhibit A respectively.
[Remainder of page intentionally blank; signature page follows]

2

     IN WITNESS WHEREOF, Discover Bank and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

DISCOVER BANK, as Master Servicer, Servicer and Seller

By:	/s/ Michael F. Rickert

Name:	Michael F. Rickert
Title:	Vice President, Chief Accounting Officer and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patricia M. Child

Name:	Patricia M. Child
Title:	Vice President

3

Exhibit A
The following Series Supplements, in each case as executed by and between Discover Bank, a Delaware banking corporation (or its predecessor), as Master Servicer, Servicer and Seller, and U.S. Bank National Association (or its predecessor), as Trustee, shall be amended in accordance with Sections 2(C), (D) and (E) of the Amendment:

Series	Series Supplement Date	“Series Yield Factor”
1996-3	February 21, 1996	Section 21
1996-4	April 30, 1996	Section 21
1998-5	June 12, 1998	Section 26
2000-4	May 10, 2000	Section 25
2000-7	June 20, 2000	Section 25
2000-9	December 19, 2000	Section 25
2001-1	January 4, 2001	Section 25
2001-2	January 16, 2001	Section 25
2001-3	March 15, 2001	Section 25
2001-6	July 24, 2001	Section 25
2002-2	April 25, 2002	Section 25
2002-3	May 29, 2002	Section 25
2003-1	January 22, 2003	Section 25
2003-2	February 18, 2003	Section 25
2003-3	March 25, 2003	Section 25
2003-4	December 30, 2003	Section 25
2004-1	November 3, 2004	Section 25
2004-2	December 2, 2004	Section 25
2005-1	January 18, 2005	Section 25
2005-2	October 13, 2005	Section 25